Registration No. 333-_______________.
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                          ---------------------------


                             Mylan Laboratories Inc.
               (Exact Name of Issuer as specified in its charter)

                     Pennsylvania                          25-1211621
       (State or other jurisdiction of
        incorporation or organization)     (I.R.S. Employer Identification No.)

                 1030 Century Building
                  130 Seventh Street
               Pittsburgh, Pennsylvania                        15222
       (Address of principal executive offices)             (Zip Code)

                              Penederm Incorporated
                  1994 Nonemployee Directors Stock Option Plan
                              (Full Title of Plan)

                                  Milan Puskar
                             Chief Executive Officer
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                   (412) 232-0100
          (Telephone number, including area code, of agent for service)
                              ---------------------------


                                    Copy to:
                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                         CALCULATION OF REGISTRATION FEE

    Title of Securities          Amount to be        Proposed Maximum       Proposed Maximum            Amount of
      to be Registered            Registered          Offering Price            Aggregate         Registration Fee (1)
                                                       per Share (1)       Offering Price (1)
Common Stock $.01 par               176,800               $30.41               $5,376,488               $1,586.06
value

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder, being the average ($30.41) of the high ($31.31) and low ($29.50) prices for the Registrant's Common Stock on the New York Stock Exchange on September 30, 1998.

                  In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         Mylan Laboratories Inc. will send to plan participants the information required by Part I of this Registration Statement as specified by Rule 428(b)(1) of the Securities Act of 1933. We are not required to file this information with the Securities and Exchange Commission, nor have we done so. This information and the documents incorporated into this Registration Statement under Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. We will send copies of the documents incorporated by reference to plan participants, without charge, upon written or oral request made to Patricia A. Sunseri, Vice President-Investor and Public Relations, 130 Seventh Street, 1030 Century Building, Pittsburgh, Pennsylvania 15222, telephone (412) 232-0100.


PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We have incorporated by reference in this Prospectus the documents listed below. We have filed these documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

   1.       Annual Report on Form 10-K for the year ended March 31, 1998.
   2.       Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.
   3.       Current Report on Form 8-K filed June 30, 1998.
   4.       Current Report on Form 8-K/A filed August 26, 1998.
   5.       The description of the  Registrant's  Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986.

         All of the documents that we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 will be deemed to be incorporated by reference into this Registration Statement and will become a part of this Registration Statement, unless we have earlier filed a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Doepken, Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania has given its opinion as to the legality of the Common Stock being offered. Robert W. Smiley, who is of counsel to Doepken Keevican & Weiss, also serves as a member of our Board and as our Secretary and General Counsel.

Item 6.  Indemnification of Directors and Officers

         In accordance with the Pennsylvania Business Corporation Law, our By-Laws provide that none of our directors will be personally liable for monetary damages for taking or failing to take any action unless the director has breached or failed to perform the duties required under Pennsylvania law and this breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         As permitted under Pennsylvania law, our By-Laws provide that we will indemnify our directors and officers under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. Pennsylvania law allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

4.1      Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan.

4.2 Amended and Restated Articles of Incorporation of the Registrant (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

4.3 Bylaws of the Registrant, as amended to date (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

5.1      Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on October 2, 1998.

                                            Mylan Laboratories Inc.
                (Registrant)

                  By:      /s/  Milan Puskar
                           Milan Puskar, Chairman and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, the undersigned, being the members of the Compensation Committee, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on October 2, 1998.

                                Mylan Laboratories Inc. Compensation Committee


                                        /s/ Laurence S. DeLynn
                                        Laurence S. DeLynn, Committee Member


                                        /s/  John C. Gaisford
                                        John C. Gaisford, M.D., Committee Member


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                      TITLE                          DATE
-----------------------------------------------------------------------------

/s/ Milan Puskar           Chairman, Chief Executive          October 2, 1998
Milan Puskar                and President (principal
                            executive officer) and Director

/s/ Dana G. Barnett        Executive Vice President
Dana G. Barnett             and Director                      October 2, 1998

    Laurence S. DeLynn     Director                           October 2, 1998

Laurence S. DeLynn

/s/ Robert W. Smiley       Secretary and Director             October 2, 1998

Robert W. Smiley

/s/ Patricia A. Sunseri    Vice President and Director        October 2, 1998

Patricia A. Sunseri

/s/ John C. Gaisford       Director                           October 2, 1998
John C. Gaisford, M.D.

    C.B. Todd              Senior Vice President
C.B. Todd                   and Director                      October 2, 1998

/s/ Donald C. Schilling    Vice President of Finance
Donald C. Schilling        (principal financial officer)      October 2, 1998

/s/ Frank DeGeorge         Director of Accounting
Frank DeGeorge             and Taxation  (principal
                           accounting officer)                October 2, 1998

                                Index to Exhibits

4.1     Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan.

4.2 Amended and Restated Articles of Incorporation of the Registrant (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

4.3 Bylaws of the Registrant, as amended to date (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

5.1     Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

                                                              EXHIBIT 4.1

                              PENEDERM INCORPORATED
                           1994 NONEMPLOYEE DIRECTORS
                                STOCK OPTION PLAN


         1.       Purpose.

                  The purpose of this Plan is to offer Nonemployee Directors of Penederm Incorporated an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company's Common Stock. This Plan provides for the grant of Options to purchase Shares. Options granted hereunder shall be "Nonstatutory Options," and shall not include "incentive stock options" intended to qualify for treatment under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended.

         2.       Definitions.

                  As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

                  (b) "Affiliate" means a parent or subsidiary corporation as defined in the applicable provisions(currently, Sections 424(e) and (f), respectively) of the Code.

                  (c) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

                  (d) "Change in Control" shall mean the occurrence of any one of the following:

        (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

        (ii) the solicitation of proxies (within the meaning of Rule 14a- 1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

        (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  (f) "Company" shall mean Penederm Incorporated, a California corporation.

                  (g) "Common Stock" shall mean the Common Stock of the Company.

                  (h) "Disability" means permanent and total disability as determined by the Administrator in accordance with the standards set forth in
Section 22(e)(3) of the Code.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  (j) "Expiration Date" shall mean the last day of the term of an Option established under Section 6(c).

                  (k) "Fair Market Value" means as of any given date (a) the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal; or (b) if the Common Stock is no longer quoted on the Nasdaq National Market but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal.

                  (l) "Nonemployee Director" shall mean any person who is a member of the Board but is not an employee of the Company or any Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a director does not in itself constitute employment for purposes of this definition.

                  (m) "Option" shall mean a stock option granted pursuant to this Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (n) "Option Agreement" shall mean the written agreement described in Section 6 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

                  (o) "Optionee" shall mean a Nonemployee Director who holds an Option.

                  (p)  "Plan"  shall  mean  this  Penederm   Incorporated   1994
Nonemployee Directors Stock Option Plan, as it may be amended from time to time.

                  (q) "Section" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

                  (r) "Shares" shall mean the shares of Common Stock subject to an Option granted under this Plan.

                  (s) "Tax Date" means the date defined in Section 7(c).

                  (t) "Termination" means, for purposes of the Plan, with respect to an Optionee, that the Optionee has ceased to be, for any reason, a director of the Company.

                  (u) "Window Period" means any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings or such other period as is specified in Rule 16b-3(c) under the Exchange Act, as such rule may be amended from time to time, or any successor to such rule.

         3.       Administration.

                  (a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee consisting of not less than two directors (in either case, the "Administrator"). The Administrator shall have no authority, discretion or power to select the Nonemployee Directors who will receive Options hereunder or to set the number of shares to be covered by each Option granted hereunder, the exercise price of such Option, the timing of the grant of such Option or the period within which such Option may be exercised. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Exchange Act. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this
Section 3(a) and revest in the Board the administration of the Plan.

                  (b) Administrator Determinations Binding. Subject to the limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option and any Option Agreement and may otherwise supervise the administration of the Plan. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Optionees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Option.

         4.       Eligibility.

                 Only Nonemployee Directors may receive Options under this Plan.

         5.       Shares Subject to Plan.

                  (a) Aggregate Number. Subject to Section 9, the total number of shares of Common Stock reserved and available for issuance pursuant to Options under this Plan shall be 350,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 350,000 share limitation. If any Option terminates or expires without being exercised in full, the shares issuable under such Option shall again be available for issuance in connection with other Options. If shares of Common Stock issued pursuant to an Option are repurchased by the Company, such Common Stock shall not again be available for issuance in connection with Options. To the extent the number of shares of Common Stock issued pursuant to an Option is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

                  (b) No Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance (as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent) of a stock certificate evidencing such Shares. Subject to Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the date the certificate is issued.

         6.       Grant of Options.

                  (a) Mandatory Initial Option Grants. Subject to the terms and conditions of this Plan, if any person who is not, and has not been in the preceding twelve months, an officer or employee of the Company and who has not previously been a member of the Board is elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Nonemployee Director an Option to purchase at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant (i) 5,000 shares, if such person was elected or appointed to the Board on or prior to March 4, 1996, or (ii) 7,500 shares if such person was elected or appointed to the Board after March 4, 1996, or (iii) 10,000 shares if such person was elected or appointed to the Board on or after June 16, 1997.

                  (b) Mandatory Annual Option Grants. Subject to the terms and conditions of this Plan, (i) on the date of the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) commencing with the annual meeting of shareholders held in 1994 and ending on March 4, 1996, the Company shall grant to each such Nonemployee Director then in office (other than a Nonemployee director who received a Grant under Section 6(a) in the previous six months) an Option to purchase 5,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant, (ii) on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of shareholders) commencing with the annual meeting of shareholders held in 1996 and ending prior to the annual meeting of shareholders held in 1997, the Company shall grant to each such Nonemployee Director then in office (other than a Nonemployee Director who received a Grant under Section 6(a) on or after the record date for such annual meeting) an Option to purchase at an exercise price equal to the Fair Market Value of such shares on the date of such option grant: (A) 7,500 shares unless clause (B) below applies, or (B) 12,500 shares if such Grant is being made at the 1996 annual meeting of shareholders and the Nonemployee Director did not receive a grant under Section 6(a) or Section 6(b) since the record date of the 1995 annual meeting of shareholders and (iii) on the date of the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) commencing with the annual meeting of shareholders held in 1997, the Company shall grant to each such Nonemployee Director then in office (other than a Nonemployee Director who received a Grant under Section 6(a) on or after the record date for such annual meeting) an option to purchase at an exercise price equal to the Fair Market Value of such shares on the date of such option grant:
(x) 10,000 shares unless clause (y) below applies, or (y) 15,000 shares if such Nonemployee Director is the Chairman of the Board of the Company.

                  (c) Terms; Vesting. Subject to the other provisions of this Plan, each Option granted pursuant to this Plan shall be for a term of ten years. Each Option granted under Section 6(a) and Section 6(b) shall become exercisable with respect to 1/365th of the number of Shares covered by such Option for each day which elapses after the date of grant, so that such Option shall be fully exercisable on the first anniversary of the date such Option was granted.

                  (d) Limitation on Other Grants. The Administrator shall have no discretion to grant Options under this Plan other than as set forth in Sections 6(a) and 6(b).

                  (e) Option Agreement. As soon as practicable after the grant of an Option, the Optionee and the Company shall enter into a written Option Agreement which specifies the date of grant, the number of Shares, the option price, and the other terms and conditions applicable to the Option.

                  (f) Assignment or Transfer.

        (i) All or any portion of any Option may be transferred by an Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a partnership in which such Immediate Family Members are the only partners, or (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (x) there may be no consideration for such transfer, (y) the agreement pursuant to which such Options are transferred must be in a form consistent with this Plan, and must expressly provide for transferability in a manner consistent with this Section 6(f), and (z) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6(f)(ii). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of Section 6(i) shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 6(i). Neither the Company nor the Administrator shall have any obligation to provide the transferee with notice of termination of an Optionee.

        (ii) Options shall be transferable only in accordance with Section 6(f)(i) or by will or the laws of descent and distribution.

                  (g) Limits on Exercise. Subject to the other provisions of this Plan, an Option shall be exercisable in such amounts as are specified in the Option Agreement.

                  (h) Exercise Procedures. To the extent the right to purchase Shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the Optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the Shares, and other applicable amounts, as provided in Section 7.

                  (i) Termination. In the event of Termination, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part at any time within three months after the date of Termination (but in no event after the Expiration Date), but not thereafter. Notwithstanding the foregoing, if Termination is due to retirement or to death or Disability, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part by the Optionee in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Option is transferred by will or the laws of descent and distribution, at any time within two years from the date of Termination (but in no event after the Expiration Date).

         7.       Pavement and Taxes upon Exercise of Options.

                  (a) Purchase Price. The purchase price of Shares issued under this Plan shall be paid in full at the time an Option is exercised.

                  (b) Delivery of Purchase Price. Optionees may make all or any portion of any payment due to the Company

        (i) upon exercise of an Option, or

        (ii) with respect to federal, state, local or foreign tax payable in connection with the exercise of an Option, by delivery of (x) cash, (y) check, or (z) a promissory note of the Optionee or shares of Common Stock so long as, if applicable, such property constitutes valid consideration for the Common Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower. Exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which Optionees obtain margin loans from brokers to fund the exercise of the Option.

                  (c) Tax Withholding. The Optionee shall pay to the Company in cash, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise. of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

                  A person who has exercised an Option may make an election (i) to deliver to the Company a promissory note of the Optionee on the terms set forth in Section 7(b), (ii) to tender to the Company previously-owned shares of Common Stock held for at least six months, or (iii) to have shares of Common Stock to be obtained upon exercise of the Option withheld by the Company on behalf of the Optionee, to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company. Any election pursuant to clause (iii) above by a Optionee subject to Section 16 of the Exchange Act shall be subject to the following limitations: (1) such election must be made at least six months before the Tax Date and shall be irrevocable; or (2) such election must be made in (or made earlier to take effect in) any Window Period (and the withholding of the shares of Common Stock shall take place during such Window Period) and shall be subject to approval by the Board, which approval may be given any time after such election has been made, and the Option must be held at least six months prior to the Tax Date; provided, that, the election referenced in clause (2) above may not be made unless (A) such election. is consistent with Rule 16b-3(c)(2)(ii) under the Exchange Act, and (B) the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least one year and has filed all reports and statements required to be filed pursuant to that section for that year. The right to so withhold shares of Common Stock shall relate separately to each Option.

         Any shares tendered to or withheld by the Company will be valued at Fair Market Value on such date. The value of the shares of Common Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         8.       Use of Proceeds.

                  Proceeds from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

         9.       Adjustment of Shares.

                  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, appropriate adjustments shall be made by the Administrator in the aggregate number and kind of shares of Stock reserved for issuance under the Plan and in the number, kind and exercise price of shares subject to outstanding Options; provided, however, that the number of shares subject to any Option shall always be a whole number.

         10.      Effect of Change in Control.

                  In the event of a "Change in Control," any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

         11.      No Right to Directorship.

                  Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.

         12.      Legal Requirements.

                  The Company shall not be obligated to offer or sell any Shares upon exercise of any Option unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

         13.      Duration and Amendments.

                  (a) Duration. This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period.

                  (b) Amendment and Termination. The Board may amend, alter or discontinue the Plan or any Option, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. In addition, the Board may not amend or alter the Plan without the approval of shareholders of the Company entitled to vote at a duly held shareholders' meeting or by an action by written consent and, if at a meeting, a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would, except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Options under the Plan or in such other circumstances as the Board deems appropriate to comply with Rule 16b-3 under the Exchange Act or otherwise. Notwithstanding any other provision of this Section 12(b), the provisions of the Plan governing (A) who is granted Options, (B) the number of Shares to be covered by each Option, (C) the exercise price of each Option, (D) the timing of the grant of each Option, or (E) the period within which each Option may be exercised, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  (c) Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination hereof, except upon exercise of an Option granted before termination. Termination or amendment of this Plan shall not affect any Shares previously issued and sold or any Option previously granted under this Plan.

         14. Rule 16b-3.

                  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Administrator. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under
Section 16 of the Exchange Act.

                                                       EXHIBIT 5.1


                            DOEPKEN KEEVICAN & WEISS
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219




                                 October 2, 1998




Mylan Laboratories Inc.
1030 Century Building
130 Seventh Street
Pittsburgh, Pennsylvania 15222

         RE:      Mylan Laboratories Inc.
                  Registration on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the registration with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 176,800 shares of the Company's common stock (the "Common Stock") issuable upon the exercise of certain options awarded under the Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan (the "Plan") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by certain selling shareholders.

         In connection with the registration, we have examined the following:

         (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

         (b) The Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock, as filed with the SEC;

         (c) Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan (the "Plan"); and

         (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

Mylan Laboratories Inc.
October 2, 1998
Page 2


         The opinions hereinafter expressed are subject to the following qualifications and assumptions :

         (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

         (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

         (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the Pennsylvania Business Corporation Law.

         Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the Commonwealth of Pennsylvania and the United States of America are concerned, it is our opinion that the 176,800 shares of Common Stock to be issued upon the exercise of options awarded under the Plan have been duly authorized and will, when issued upon the exercise of the options, be legally issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION

                                                         EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated May 7, 1998, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1998.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 1, 1998

                                                          EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated February 4, 1998 relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1998.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 1, 1998